Exhibit 5.2

March 1, 2021

Green Plains Inc.

1811 Aksarben Drive

Omaha, Nebraska 68106

Ladies and Gentlemen:

We have acted as special counsel to Green Plains, Inc., an Iowa corporation (the “Company”), in connection with the issuance and sale by the Company (the “Offering”) of $230,000,000 aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2027, convertible into shares of the Company’s common stock, $0.001 par value per share (the “Notes”), by means of a prospectus supplement dated February 24, 2021 (the “Prospectus Supplement”), which supplements the prospectus dated February 16, 2021  (such prospectus, collectively with the Prospectus Supplement, the “Prospectus”) contained in the registration statement on Form S-3, Registration No. 333-253148 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“SEC”).  Capitalized terms not defined herein shall have the meaning given them in the Prospectus or in the Registration Statement, delivered to Husch Blackwell LLP by the Company which provides certain representations relevant to this opinion.  The Notes are being sold pursuant to that certain underwriting agreement dated February 24, 2021 by and between the Company, and Jefferies LLC and BofA Securities, Inc., as representative of the several underwriters named therein (the “Underwriting Agreement”).

In our capacity as counsel to the Company, and for purposes of rendering this opinion, we have examined and relied upon the following (the “Reviewed Documents”), with your consent:

(i)the Company’s Second Amended and Restated Articles of Incorporation, as amended by the First and Second Articles of Amendment, and a copy of the Third Amended and Restated Bylaws of the Company, as amended (collectively, the “Organizational Documents”);

(ii)a certificate dated as of February 26, 2021 of the Secretary of State of the State of Iowa certifying as to the good standing and authority of the Company to transact business or to conduct its affairs in the State of Iowa;

(iii)a copy of the Indenture dated as of March 1, 2021 (the “Base Indenture”) by and between the Company and Wilmington Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of March 1, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) by and between the Company and the Trustee, relating to the Notes;

(iv)a copy of the form of Global Note, dated as of March 1, 2021, registered in the name of Cede & Co., as nominee of The Depositary Trust Company, representing the Securities (the “Global Note”);

(v)resolutions adopted at meetings of the Board of Directors of the Company on February 22, 2021 and the Pricing Committee of the Board of Directors of the Company on February 24, 2021, each as certified by the Secretary of the Company as of a recent date (the “Resolutions”);

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March 1, 2021

(vi)the Underwriting Agreement;

(vii)the Registration Statement and the Prospectus;

(viii)a certificate executed by an officer of the Company addressed to Husch Blackwell LLP dated March 1, 2021;

(ix)the additional certificates and documents delivered on March 1, 2021 at the closing of the sale of the Notes pursuant to the Underwriting Agreement; and

(x)such other documents provided by the Company as we have considered relevant to our analysis.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Company. We have assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, without independent verification of their accuracy.

Further, our opinion is based on the assumptions that:

(i)the Company is operated, and will continue to be operated, in the manner described in the Reviewed Documents;

(ii)all statements of fact contained in the Reviewed Documents are true and complete in all material respects; and

(iii)any statement made in any of the Reviewed Documents referred to herein “to the knowledge of” or “to the best of the knowledge of” any person or party or similarly qualified is correct without such qualification.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications set forth in this opinion, we are of the opinion that:

1.The Indenture has been duly authorized, executed and, so far as known to us, delivered by the Company, and the issuance of the Notes has been duly authorized by the Company.

2.Upon the issuance and sale of the Notes as described in the Prospectus, and when the Global Note has been executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, the Notes evidenced by the Global Note will

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March 1, 2021

be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Share or Depositary Share, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

We are opining herein solely as to the internal laws of the State of Iowa and the State of Nebraska, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Indenture and the Notes. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission relating thereto.

               Husch Blackwell LLP

March 1, 2021

Very truly yours,

Husch Blackwell LLP

/s/ Husch Blackwell LLP

               Husch Blackwell LLP